Exhibit 10.2.3.7

AMENDMENT

TO THE CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.
SUPPLEMENTAL RETIREMENT INCOME PLAN

As Amended and Restated Effective January 1, 2009

Pursuant to resolutions adopted by the Board of Directors of Consolidated Edison Inc. and the Board of Trustees of Consolidated Edison Company of New York, Inc., at a meeting duly held on November 17, 2021, the undersigned hereby approves the following amendments to the Consolidated Edison Company of New York, Inc. Supplemental Retirement Income Plan, (the “Plan”) effective January 1, 2022.

1. Section 2.02(a)(iii) is amended in its entirety to read as follows:

(iii)    as if the definition of “compensation” (or term of similar import) used for purposes of determining an Eligible Employee’s pension benefit under the Retirement Plan included (1) any Basic Salary Deferrals or Supplemental Salary Deferrals under the Defined Income Plan and (2) any Incentive Award credited on the Participant’s behalf under the Executive Incentive Plan or the 2018 EIP (as applicable).

Except as hereby amended, all of the terms and conditions set forth in the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 2_8     day of December, 2021.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

/s/Nancy Shannon
Nancy Shannon
Vice President of Human Resources of Consolidated Edison Company of New York, Inc.